Exhibit 99.7

Concrete Pumping Holdings Closes Acquisition of Capital Pumping

– Acquisition Bolsters CPH’s Position as Leading Concrete Pumping Provider in North America, Strengthens Presence in Highly Attractive Texas Region –

DENVER, CO – May 15, 2019 – Concrete Pumping Holdings, Inc. (Nasdaq: BBCP) (“CPH” or the “Company”), a leading provider of concrete pumping services and concrete waste management services in the U.S. and U.K., today announced the closing of the acquisition of Capital Pumping, LP and its affiliates (“Capital Pumping”).

Capital Pumping, founded in 1971, is a leading provider of concrete pumping services in the Texas commercial and residential construction sectors. It operates the youngest fleet of scale in the industry with 144 pieces of equipment and a weighted average asset life of 2.9 years across boom pumps, trailer pumps and placing booms.

“The closing of this acquisition is a transformational milestone as we welcome such a well-run and highly respected business into the CPH family,” said CPH’s CEO Bruce Young. “Capital Pumping will add complementary assets and operations, as well as expand our footprint and reach in the important, high-growth Texas region. The Capital Pumping team shares our core values of high-quality customer service, comprehensive employee training and jobsite safety.”

For the twelve months ended March 31, 2019, Capital Pumping’s revenue increased 4% to $51.3 million compared to $49.5 million in fiscal year 2018. Net income for the twelve months ended March 31, 2019 increased 6% to $15.0 million compared to $14.2 million in fiscal year 2018. Adjusted EBITDA1 for the twelve months ended March 31, 2019 increased 6% to $24.2 million compared to $22.8 million in fiscal year 2018, and Adjusted EBITDA1 margin was 47% compared to 46% in fiscal year 2018. Based on Capital Pumping’s Adjusted EBITDA1 for the twelve months ended March 31, 2019, the purchase price values Capital Pumping at an Adjusted EBITDA1 multiple of 5.3x before synergies.

Young concluded, “I am excited for the growth and profitability opportunities ahead for our combined company. Capital Pumping’s strong margin profile, along with approximately $4.9 million in expected Adjusted EBITDA synergies, are anticipated to be highly accretive to our combined Adjusted EBITDA levels. This transaction is a significant step in our growth strategy and provides us the ability to de-lever our balance sheet and reduce our leverage ratio, which I believe uniquely positions us to maintain our industry-leading scale and drive long-term shareholder value.”

The all-cash transaction was financed with a combination of $78.2 million of net proceeds from the recent public offering of 18,098,166 million shares of common stock at $4.50 per share (including $9.0 million of net proceeds received pursuant to the exercise of the underwriters’ option to purchase additional shares) and $60.0 million of incremental term loans under the Company’s term loan B facility. The common stock offering generated gross proceeds of $81.4 million.

In connection with the closing of CPH’s follow-on public offering of its common stock, certain of the Company’s directors, officers and significant stockholders, and certain other related investors purchased an aggregate of 3,980,166 shares of its common stock from the underwriters at the public offering price of $4.50, representing approximately 25% of the total shares issued (without giving effect to the underwriters’ option to purchase additional shares).

1 Adjusted EBITDA is a financial measure that is not calculated in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”). See “Non-GAAP Financial Measures” below for a discussion of Adjusted EBITDA and a reconciliation to net income.

On May 13, 2019, the underwriters of the follow-on offering exercised their option to purchase an additional 2,098,166 shares of CPH’s common stock at the public offering price of $4.50, for gross proceeds of $9.4 million.

Tariq Osman, vice chairman of CPH, commented, “The completion of the Capital Pumping acquisition brings a strong, profitable brand onto the CPH platform and provides us the ability to generate attractive returns as we seek to capitalize on driving expense synergies, cross-selling our Eco-Pan offering, and maximizing utilization rates across a broader asset base. Additionally, the closing of our follow-on offering provides added float and increased liquidity for our common stock, and it decreased the total amount of leverage necessary to close the Capital Pumping acquisition. I am confident that these transactions will allow us to further execute on our growth strategy and drive long-term value for our shareholders.”

About Concrete Pumping Holdings, Inc.

CPH is the leading provider of concrete pumping services and concrete waste management services in the U.S. and the U.K., operating under the only established, national brands in both regions (Brundage-Bone and Camfaud, respectively). The Company’s large fleet of specialized pumping equipment and trained operators position it to deliver concrete placement solutions that facilitate substantial labor cost savings to customers, shorten concrete placement times, enhance worksite safety and improve construction quality. CPH is also the leading provider of concrete waste management services in the U.S., operating under the only established, national brand – Eco-Pan. Highly complementary to its core concrete pumping service, Eco-Pan provides a full-service, cost-effective, regulatory-compliant solution to manage environmental issues caused by concrete washout. As of January 31, 2019, CPH provides concrete pumping services in the U.S. from a footprint of 80 locations across 22 states, concrete pumping services in the U.K. from 28 locations, and route-based concrete waste management services from 14 locations in the U.S. For more information, please visit CPH’s brand websites at www.brundagebone.com, www.camfaud.co.uk, or www.eco-pan.com.

About Capital Pumping, LP

Capital Pumping, LP is a leading provider of concrete pumping services in Texas. Founded in and family-owned since 1971, Capital Pumping provides highly trained pump operators, experienced mechanics and specialized equipment to provide high quality service to its customers. For more information, please visit www.capitalpumping.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to future performance, the performance of Capital Pumping and the expected benefits from the Capital Pumping acquisition. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the outcome of any legal proceedings that may be instituted against the Company or its subsidiaries; the ability to recognize the anticipated benefits of the Capital Pumping acquisition, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably and retain its key employees; changes in applicable laws or regulations; the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Non-GAAP Financial Measures

Adjusted EBITDA is a financial measure that is not calculated in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”). The Company believes that this non-GAAP financial measure provides useful information to management and investors regarding certain financial and business trends relating to the Company’s and Capital Pumping’s financial condition and results of operations and is an additional tool for investors to use in evaluating ongoing operating results and in comparing financial results with competitors who also present similar non-GAAP financial measures. Management also uses this non-GAAP financial measure to compare performance to that of prior periods for trend analyses, determining incentive compensation and for budgeting and planning purposes. Adjusted EBITDA is also used in quarterly financial reports prepared for the Company’s board of directors.

Adjusted EBITDA is defined as net income calculated in accordance with GAAP plus interest expense, income taxes, depreciation, amortization, transaction expenses, other adjustments, management fees and other expenses.

Current and prospective investors should review the Company’s and Capital Pumping’s audited financial statements, which are filed with the U.S. Securities and Exchange Commission, and not rely on any single financial measure to evaluate the Company’s business. Other companies may calculate Adjusted EBITDA differently and therefore this measure may not be directly comparable to similarly titled measures of other companies.

Investor Contact:

Gateway Investor Relations

Cody Slach or Jared Filippone, CFA

1-949-574-3860

BBCP@gatewayir.com

The following is a reconciliation of Capital Pumping’s net income to Adjusted EBITDA for fiscal year 2018 and the twelve months ended March 31, 2019:

		Twelve Months
	Fiscal Year	Ended
($000s)	2018	March 31, 2019

Net Income	$14,247	$15,016
Interest Expense	628	633
Interest Income	(39)	(45)
Misc Income	(27)	(27)
D&A	10,943	11,272
Reported EBITDA	$25,752	$26,848
Adjustment for Normalized Level of Gain on Sale	(2,794)	(2,195)
Normalized Repairs and Maintenance	(265)	(285)
Bad Debt Expense Reversal	(77)	(77)
Owner Compensation	68	68
Accounting Fees	(63)	(73)
Other Adjustments	162	(95)
Adjusted EBITDA	$22,783	$24,190